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                                                          Exhibit 3.1

                                THE COMPANIES LAW

                            COMPANY LIMITED BY SHARES

                                     FORM OF

                             ARTICLES OF ASSOCIATION

                                       OF

                              TRITON ENERGY LIMITED

                      (Adopted by Special Resolution of the
                        Members effective ________, 1996)


                               I.  INTERPRETATION

          1.1 The Regulations or Articles contained or incorporated in Table 'A' in the First Schedule to the Statute shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company. Unless there be something in the subject or context inconsistent therewith,

          "Articles" means these Articles of Association as originally framed or as from time to time altered by Special Resolution.

          "Board of Directors" means the full board, comprised of Directors holding office from time to time.

          "Class A Ordinary Share" has the meaning ascribed to it in Article
     III.

          "Class B Ordinary Share" has the meaning ascribed to it in Article
     III.

          "Class C Ordinary Share" has the meaning ascribed to it in Article
     III.

          "Closing Price" means, for each day, the last reported sale price of the Class A Ordinary Share or the Equity Unit, as the case may be, on the principal national securities exchange on which such security may be listed or if such security is not then so listed, the closing price of such security as shown by the National Association of Securities Dealers, Inc. National Market or, if no such closing price is available, at the average of the representative last bid and asked prices of such security in the over-the-counter market, as shown by the National Association of Securities Dealers, Inc., Automated Quotation System Level I (or comparable system) or in the absence of any of the foregoing, the fair market value as determined by an investment banking firm of recognized national standing


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                                                                               2


     chosen by the Board of Directors, whose determination shall be conclusive.

          "The Company" means Triton Energy Limited.

          "Cumulative Dividend Amount" means the amount, at any given time, by which the aggregate of all dividends on one-tenth of one share of TEC Preferred Stock from the date of adoption of the Articles up to and including the time of determination exceeds the amount (if any) by which
     (x) the sum of the products of the amount of each dividend declared on one Class A Ordinary Share from the date of adoption of the Articles until immediately prior to the time of determination and the Pairing Ratio in effect as of the date of its declaration, exceeds (y) the sum of the products of the amount of each dividend declared on one Class B Ordinary Share from the date of adoption of the Articles until immediately prior to the time of determination and the Pairing Ratio in effect as of the date of its declaration. For the purpose of the determination of Cumulative Dividend Amount, dividends on the TEC Preferred Stock are deemed to be declared when so resolved by TEC's Board of Directors and dividends on Ordinary Shares are deemed to be declared when so resolved by the Company's Board of Directors.

          "Depositary" means Chemical Mellon Shareholder Services, L.L.C., as depositary for the Equity Units under the Deposit Agreement, dated as of _______, 1996, with TEC and the Company, or any successor depositary appointed pursuant to the terms of such agreement.

          "Directors" means the directors for the time being of the Company.

          "Dividend" includes bonus.

          "Equity Unit" means the unit consisting, at the effective date of the adoption of the Articles, of one-tenth of one share of TEC Preferred Stock and one Class B Ordinary Share, as the same may be adjusted from time to time.

          "Fair Market Value" means the average of the daily Closing Prices for the 20 consecutive Trading Days ending 15 days prior to the date of purchase of the Equity Units provided for in Article VII hereof.

          "holder" in relation to any shares means the member whose name is entered in the Register as the holder of such shares.

          "Liquidation Available Amount" has the meaning ascribed to it in
     Section 4.2(a).


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                                                                               3


          "Liquidation Preference" means the liquidation preference of the TEC Preferred Stock as set forth in the Certificate of Designation creating such series of preferred stock.

          "Market Price" means the average of the daily Closing Prices for the Class A Ordinary Shares for the 5 consecutive Trading Days ending 5 days prior to the date the Board of Directors announces its intention to declare a stock dividend.

          "Member" shall bear the meaning ascribed to it in Section 37 of the Statute.

          "Memorandum" means the memorandum of association of the Company, as the same may be amended from time to time.

          "Month" means calendar month.

          "Ordinary Resolution" has the same meaning as in the Statute.

          "Ordinary Shares" means, collectively, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares.

          "Paid-up" means paid-up and/or credited as paid-up.

          "Pairing Ratio" means the number of Class B Ordinary Shares included in an Equity Unit; provided, however, if TEC is liquidated, dissolved or wound-up, the Pairing Ratio will thereafter be deemed to be the Pairing Ratio in effect as of the date of commencement of such liquidation, dissolution or winding up, as the case may be, adjusted at any time thereafter in the case of a stock split, stock combination or stock dividend by the Company after such time as if such dissolution, liquidation or winding up had not occurred; PROVIDED, FURTHER, that in the event that all of the Equity Units are purchased by the Company or TEC, the Pairing Ratio will thereafter be deemed to be the Pairing Ratio in effect on the date of the last such purchase, adjusted at any time thereafter in the case of a stock split, stock combination or stock dividend by the Company after such time as if such purchase had not occurred.

          "Register" means the Register of Members of the Company as maintained in accordance with Section 39 of the Statute.

          "Registered Office" means the registered office for the time being of the Company.

          "Reorganization" means the transactions whereby the Company has or will become the parent holding company for


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                                                                               4


     TEC pursuant to the merger of a Delaware subsidiary of the Company with and into TEC.

          "Seal" means the common seal of the Company and includes every official seal.

          "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

          "Shares" means any Ordinary Shares or other Shares issued in the capital of the Company.

          "Special Resolution" has the same meaning as in the Statute.

          "Statute" means the Companies Law (1995 Revision) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

          "stock dividend" means a distribution of shares in lieu of payment of a dividend in cash.

          "TEC" means Triton Energy Corporation, a Delaware corporation.

          "TEC Preferred Stock" means the Participating Preferred Stock, par value US $.01 per share, of TEC.

          "Trading Day" means each day on which the Class A Ordinary Shares or the Equity Units, as the case may be, are traded on any national securities exchange or quoted in the Nasdaq National Market or in the over-the-counter market.

          "Written" and "in writing" includes all modes of representing or reproducing words in visible form.

          Words importing the singular number shall also include the plural number and vice-versa.

          Words importing the masculine gender shall also include the feminine gender.

          Words importing persons shall also include corporations, partnerships, trusts and other entities.


                          II.  CERTIFICATES FOR SHARES

          2.1 Certificates representing shares of the Company shall be in such form and may bear such legends (reflecting or referring to the terms of issue of the shares thereby represented, or any of these Articles or other relevant matters)


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as shall be determined by the Board of Directors.  Such certificates shall be under seal signed by the Chairman of the Board, the President or any Vice President of the Company and countersigned by the Secretary or another authorized person. Where a certificate is signed (1) by a transfer agent or (2) by a transfer clerk acting on behalf of the Company and a registrar, the signatures of any such Chairman of the Board, President, Vice President or Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be validly issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. Certificates for shares shall be in such form as shall be in conformity to law or as may be prescribed from time to time by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue and whether fully paid, or deemed fully paid or partly paid, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. Certificates may be issued with the seal and authorized signatures affixed by some method or system of mechanical process.

          2.2 Every certificate in respect of one or more Class B Ordinary Shares shall upon the initial issue of Equity Units be issued in conjunction with the stock certificate issued by or on behalf of TEC in respect of the number of shares of TEC Preferred Stock comprised in the same Equity Units. Every certificate in respect of one or more Class B Ordinary Shares issued after the initial issue of Equity Units shall be issued under arrangements which the Board of Directors is satisfied will secure that such certificates are held and dealt with in conjunction with the certificates for the Class B Ordinary Shares and the fraction of a share of TEC Preferred Stock comprised in the Equity Unit of which it forms a part.

          2.3 The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares provided that in


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respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

          2.4 Notwithstanding Section 2.1 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Board of Directors or any officer of the Company may prescribe.


                              III.  ISSUE OF SHARES

          3.1 The authorized share capital of the Company shall be U.S. $2,400,000 represented by (i) 200,000,000 Class A Ordinary Shares, par value US$.01 per share (the "Class A Ordinary Shares"), 10,000,000 Class B Ordinary Shares, par value US$.01 per share (the "Class B Ordinary Shares"), and 10,000,000 Class C Ordinary Shares, par value US$.01 per share (the "Class C Ordinary Shares"), with the respective rights as set forth in Article IV below, and (ii) other classes or series of Shares with the respective rights to be determined upon the creation thereof by action of the Board of Directors from time to time as set forth in Article V below.

          3.2 In the event that the Board of Directors shall have resolved that each issued and outstanding Class B Ordinary Share and Class C Ordinary Share shall be converted into one Class A Ordinary Share pursuant to Section 4.3 hereof, from and after the effectiveness of such conversion, the share capital of the Company shall be U.S. $2,200,000, divided into 200,000,000 ordinary shares, par value of U.S. $.01 per share and 20,000,000 other Shares, par value of U.S. $0.01 per share and references herein to "Class A Ordinary Shares" shall thereafter be deemed to be references to "Ordinary Shares".


                               IV. ORDINARY SHARES

          4.1 The Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall rank pari passu in all respects as if they were one uniform class of shares except as otherwise set out in the Articles and that:

          (a) The holders of Class A Ordinary Shares will be entitled, on the declaration of a dividend, at any time, to a dividend on each Class A Ordinary Share of an amount which exceeds the amount of the dividend (if any) declared at the same time on a Class B Ordinary Share or Class C Ordinary Share, by an amount equal to (i) the Cumulative Dividend Amount at such time divided by (ii) the Pairing Ratio at such time, and to the extent any such excess exists, a


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                                                                               7


     dividend may be declared at any time on Class A Ordinary Shares even if no dividend is declared at the same time on Class B Ordinary Shares or Class C Ordinary Shares.

          (b) On a return of assets of the Company on a winding-up of the Company, the holders of the Class A Ordinary Shares will be entitled to have the assets of the Company available for distribution among the Members applied in the first place in paying to them in respect of each Class A Ordinary Share an amount equal to (x) the sum of the Liquidation Preference, if any, paid in respect of one-tenth of one share of TEC Preferred Stock plus the amount of any other distribution to the holders of one-tenth of one share of TEC Preferred Stock in connection with the dissolution, liquidation or winding up of TEC as of the date of the commencement of the winding-up of the Company, plus (y) an amount equal to the Cumulative Dividend Amount at the date of the commencement of the winding-up of the Company, divided by the Pairing Ratio at such date and thereafter to participate in any assets of the Company pari passu with the holders Class B Ordinary Shares or Class C Ordinary Shares; PROVIDED, HOWEVER, that if and to the extent that the Liquidation Available Amount has been reduced pursuant to Section 4.2 as a result of the declaration of cash dividends on, or stock dividends in, Class A Ordinary Shares, the entitlement of the holder of each Class A Ordinary Share hereunder shall be reduced by an amount corresponding to such reduction of the Liquidation Available Amount divided by the number of Class A Ordinary Shares entitled to such dividend in cash or stock dividend pursuant to Section 4.2.

          4.2 (a) The Board of Directors of the Company may at any time after a liquidation, dissolution or winding-up of TEC has been completed, ascertain the product of (i) the sum of (x) the amount of the Liquidation Preference, if any, paid in respect of one-tenth of one share of TEC Preferred Stock plus the amount of any other distribution to the holders of one-tenth of one share of TEC Preferred Stock in connection with the dissolution, liquidation or winding up of TEC (the amount referred to in this clause (x) being hereinafter called the "TEC Preferred Liquidation Amount") plus (y) the Cumulative Dividend Amount immediately preceding the time of such determination times (ii) the number of Class A Ordinary Shares outstanding at such time divided by the Pairing Ratio at such time. Such product at any time is referred to in these Articles as the "Liquidation Available Amount" at such time.

          (b) Subject as hereinafter provided the Board of Directors may, in its discretion, at any time and from time to time for so long as there is any Liquidation Available Amount, apply all or any part of such Liquidation Available Amount to declare dividends payable in cash to the holders of Class A Ordinary Shares in accordance with (c) below




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and/or to pay stock dividends in additional Class A Ordinary Shares to the holders of Class A Ordinary Shares in accordance with (d) and (e) below; PROVIDED that

               (i) any such cash or stock dividends will for the purposes of subsection (a) be applied first in reducing the amount attributable to the Cumulative Dividend Amount, if any, and thereafter in reducing the TEC Preferred Liquidation Amount;

               (ii) if any part of the Liquidation Available Amount is so applied to a stock dividend, then the Cumulative Dividend Amount shall be reduced until extinguished by the relevant amount referable to such stock dividend. The "relevant amount" means the product of (I) (x) divided by (y) times (II) (z), where (x) is the amount by which the Liquidation Available Amount is to be reduced in accordance with Section 4.2(d) below, (y) is the number of Class A Ordinary Shares entitled to the relevant stock dividend, and (z) is the Pairing Ratio at that time; and

                (iii) any part of the Liquidation Available Amount may only be so applied to a stock dividend if the relevant amount (as defined above) referable to such stock dividend equals or exceeds the amount attributable to the Cumulative Dividend Amount, if any, for the purposes of (a) above at the time of the issue.

          (c) If the Board of Directors of the Company determines to apply all or any part of the then applicable Liquidation Available Amount for the declaration of cash dividends, the amount by which the Liquidation Available Amount (including, if applicable, TEC Preferred Liquidation Amount) shall be reduced by declaration of any such cash dividend shall be the amount of such cash dividend.

          (d) If the Board of Directors of the Company determines to apply all or any part of the then applicable Liquidation Available Amount in making a stock dividend, the amount by which the Liquidation Available Amount (including, if applicable, the TEC Preferred Liquidation Amount) shall be reduced by the making of such stock dividend shall be the amount so applied (the "Specified Liquidation Amount").

          (e) If the Board of Directors of the Company determines to apply the whole or any part of the then applicable Liquidation Available Amount so applied in making a stock dividend payable in Class A Ordinary Shares to the holders of Class A Ordinary Shares, the aggregate number of additional Class A Ordinary Shares to be so distributed will be calculated by dividing the then applicable Specified


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                                                                               9


     Liquidation Amount by the Market Price of the Class A Ordinary Shares immediately preceding the date on which the Board of Directors of the Company announces its intention to declare such stock dividend.

          4.3 Subject to the liquidation, dissolution or winding-up of TEC having been completed and the Liquidation Available Amount having been reduced to zero as provided in Section 4.2, and the Board of Directors resolving that this shall have effect, each issued and outstanding Class B Ordinary Share shall be converted into one Class A Ordinary Share. In the event that the Equity Units are purchased by the Company in accordance with Section 7.2, at a time when the Cumulative Dividend Amount is positive, and Class C Ordinary Shares are issued as all or part of the purchase price for the Equity Units, the Cumulative Dividend Amount having been reduced to zero, and the Board of Directors resolving that this shall have effect, each issued and outstanding Class C Ordinary Share shall be converted into one Class A Ordinary Share.

          4.4 Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may (subject as aforesaid) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they deem proper except that for so long as the capital of the Company is divided into Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares,

          (a) no Class B Ordinary Share may be allotted or otherwise disposed of, other than the allotment of a Class B Ordinary Share to be comprised in an Equity Unit in connection with the original issuance of Class B Ordinary Shares to be comprised in the Equity Units in connection with the Reorganization or in accordance with Article XV, Article XXX and Article XXXI;

          (b) no Class C Ordinary Share may be allotted or otherwise disposed of, other than in connection with the exercise by the Company of its right to purchase the Equity Units, where the Company elects to use Ordinary Shares in lieu of cash in connection with such purchase and the Cumulative Dividend Amount is positive or in accordance with Article XV, Article XXX and Article XXXI; and

          (c) no option may be granted thereover and no right of subscription for, conversion into or exchange for Class B Ordinary Shares or Class C Ordinary Shares may be created.

          4.5 Subject to Section 4.1, 4.2, Article XXX and Article XXXI, for as long as any Class B Ordinary Shares or Class C Ordinary Shares are outstanding, the Company will not make any offer or distribution of any share capital of the Company or any


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option, right or warrant to subscribe for or purchase any share capital of the
Company, or any other security convertible into or exchangeable for share capital of the Company to the holders of any class of Ordinary Shares unless an offer or distribution on the same basis (in all material respects) is made to the holders of any other class of Ordinary Shares outstanding, subject further to the Board of Directors having the right to (i) sell, for the benefit of those Members who are citizens or resident in any overseas territory (other than the United States of America) where in the opinion of the Board of Directors it would at the time of the distribution be illegal, impracticable or unduly costly for the Company to make or for those Members to receive any distribution of the shares, options, rights, warrants or other securities or property to which they would otherwise be entitled; and (ii) to aggregate and sell for the benefit of the Company fractions which may arise in apportioning the shares, options, rights, warrants or other securities or property among the Members.

          4.6 Dividends to be satisfied by distributions of property other than cash will be made or paid (as the case may be) on the same basis (in all material respects) to holders of Ordinary Shares, but no such distribution may be made (except as provided in Section 4.2) unless at the time of declaration of such dividend the Cumulative Dividend Amount is zero.

          4.7 No holder of Ordinary Shares or any other shares of the Company (unless otherwise expressly agreed to by the Company) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares of any class or series of any shares of the Company, now or hereafter to be authorized, or any notes, debentures, bonds or other securities, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

          4.8 In the event of any conflict, the provisions of this Article IV shall override the provisions of any other Article of these presents.

          4.9 Subject as aforesaid, the Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into, or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Notwithstanding the generality of the foregoing, the Board of Directors is expressly authorized and empowered to


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implement or effect at its sole discretion the issuance of a preferred share purchase right to be attached to each outstanding Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

          4.10 Unless otherwise specified by the Board of Directors, any shares which have been called, redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

          4.11 The Board of Directors shall have the fullest powers permitted by law to pay all or any redemption monies in respect of any shares out of the Company's share capital and share premium account.

                      V. OTHER CLASSES OR SERIES OF SHARES

          5.1 The Board of Directors is authorized without obtaining any vote or consent of the holders of any class or series of shares of the Company unless expressly provided by the terms of issue of such class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of Shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof,

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any


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                                                                              12


     limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, or series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

          (h) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the provisions of this Article V.


                       VI.  VARIATION OF RIGHTS OF SHARES

          6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting with the holders of the shares of that class or series voting separately as a class.

          (b) The provisions of these Articles relating to separate general meetings shall apply to every such general meeting of the holders of one class or series of shares.

          (c) Class or series meetings and class or series votes may only be called at the direction of the Board of Directors or the President (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Article VI gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote.


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                                                                              13


          6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                                VII.  REDEMPTION

          7.1 Except as provided in this Article VII, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares are not redeemable by the Company. Subject as set out herein, any issued and outstanding Ordinary Shares shall be redeemable in such circumstances and on such terms as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands, and the Company may deduct from the redemption price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a Member or not. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a Member, purchase or redeem all or part of the Ordinary Shares of any such Member, whether or not the Company has made a similar offer to all or any of the other Members. Notwithstanding the foregoing, no redemption of the Class B Ordinary Shares comprised in an Equity Unit may be made unless the Company purchases or redeems, or (if TEC purchases the Equity Units) TEC purchases or redeems the one-tenth of one share of TEC Preferred Stock and any other Class B Ordinary Shares comprised in such Equity Units at the same time. For the purpose of compliance with the Statute, in any case where the Company or TEC purchases any Equity Unit, the apportionment of the consideration payable by the Company or TEC between the Class B Ordinary Shares and the one-tenth of a share of TEC Preferred Stock shall be determined by the Company, in the case of a purchase by the Company, and TEC, in the case of a purchase by TEC, and shall be conclusive and binding.

          7.2 In connection with the purchase of Equity Units, the Class B Ordinary Shares are subject to redemption by the Company or purchase by TEC, in whole or in part, at any time on or after ____________, 1999. In addition, the Company may redeem the Class B Ordinary Shares in connection with the purchase of the Equity Units, in whole or in part, at any time immediately prior to the consummation of a disposition of the stock of TEC (including by merger, consolidation, amalgamation or similar transaction pursuant to which all of the common stock of TEC outstanding prior to such transaction is converted into cash, securities or other property). The purchase price per Equity

Unit may be paid in cash, or, in the case of the Company, Class A Ordinary Shares or some combination thereof. To the extent that the purchase price is paid in cash, the purchase price per Equity Unit shall be the greater of (i) 95% of the Fair Market Value of one Class A Ordinary Share (less the amount due per Class A Ordinary Share in respect of the Cumulative Dividend Amount or the Liquidation Available Amount) and (ii) the Fair Market Value of the Equity Unit. To the extent that the purchase price is paid in Class A Ordinary Shares, the purchase price per Equity Unit shall be the greater of (i) .95 of a Class A Ordinary Share and (ii) the number of Class A Ordinary Shares obtained by dividing the Fair Market Value of an Equity Unit by the Fair Market Value of a Class A Share; provided that, if at the time of such purchase, the Cumulative Dividend Amount is positive, the same number of Class C Ordinary Shares shall be issued in lieu of Class A Ordinary Shares. The Company will mail notice of an optional purchase of Equity Units to each holder of record thereof at least 30 days but not more than 60 days before the date for such purchase at the address shown on the books of the Depositary for the Equity Units.


                           VIII.  SPECIAL TRANSACTIONS

          8.1 Subject to any additional requirements of the Statute, for so long as there are outstanding Class B Ordinary Shares or Class C Ordinary Shares, the Company shall not enter into any agreement with any other entity providing for the consolidation, merger, amalgamation or other similar transaction of the Company and such other entity if the holders of Ordinary Shares receive consideration in respect of such transaction and the consideration to be received by holders of Equity Units per Equity Unit in such transaction (or in combination with a related transaction involving TEC) or, if Class B Ordinary Shares are no longer including in an Equity Unit, holders of Class B Ordinary Shares per share or Class C Ordinary Shares per share (less the amount due per Class A Ordinary Shares in respect of the Cumulative Dividend Amount or the Liquidation Available Amount, as the case may be) is less than the consideration to be received per share by holders of the Class A Ordinary Shares in connection with such consolidation, merger, amalgamation or other similar transaction, unless such agreement shall have been approved by the holders of a majority of the Class B Ordinary Shares or Class C Ordinary Shares, as applicable, voting separately as a class.


                             IX.  TRANSFER OF SHARES

          9.1 Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Company by the registered holder thereof, or by such holders attorney thereunto authorized by power of attorney and filed with the Secretary of the Company or the transfer agent. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          9.2 The holder of any redeemable shares for which the Company has issued a notice of redemption in accordance with these Articles may not transfer such shares, whether or not the Company has yet paid the redemption price to the Member unless otherwise provided (i) by the terms of such shares or (ii) the Board of Directors in connection with the redemption of such shares.

          9.3 The Board of Directors shall refuse to register the transfer of any Class B Ordinary Share comprised in any Equity Unit, unless there is produced to the Board of Directors such evidence as it may in its discretion require to ensure that on the same occasion there is being transferred to the same person the one-tenth of one share of TEC Preferred Stock and any other Class B Ordinary Shares comprised in the same Equity Unit. Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding up of TEC, then after such liquidation, dissolution or winding up has been completed, the Board of Directors of the Company may in its discretion determine (which determination shall be final and binding) that the Class B Ordinary Shares included in the Equity Units should cease to be paired and should be capable of being transferred separately.

                          X.  NON-RECOGNITION OF TRUSTS

          10.1 The Company shall not be required to recognize any person as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.


                               XI.  LIEN ON SHARES

          11.1 The Company shall have a first and paramount lien and charge on all shares (not being a fully paid share) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article XI. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends, redemptions or other monies payable in respect thereof.

          11.2 The Company may, subject to the restrictions in these Articles on the sale and transfer of Class B Ordinary Shares comprised in Equity Units, sell, in such manner as the Board of Directors deems fit, any shares on which the Company has a lien, except as set forth in this Article XI. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made unless a sum in respect of which the lien exists is presently payable. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made until the expiration of fourteen (14) days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

          11.3 To give effect to any such sale the Board of Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

          11.4 The proceeds of such share shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                              XII.  CALL ON SHARES

          12.1 (a) The Board of Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms; and each Member shall, subject to receiving at least fourteen (14) days notice (or some shorter period of notice as may have been authorized by the terms on issue of the shares) specifying the time or times of payment, pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Board of Directors may determine. A call may be made payable by installments.

          (b) A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorizing such call was passed unless otherwise provided by the Board of Directors.

          (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof

          12.2 If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Board of Directors may determine, but the Board of Directors shall be at liberty to waive payment of such interest either wholly or in part.

          12.3 Any sum which by the terms of a share becomes payable on allotment or at any fixed date, whether on account of the non-final value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

          12.4 The Board of Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

          12.5 (a) The Board of Directors may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate as may be agreed upon between the Company and the Member paying such sum in advance.

          (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.


                           XIII.  FORFEITURE OF SHARES

          13.1 (a) If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Board of Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

          (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

          (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board of Directors deems fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board of Directors thinks fit.

          13.2 A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

          13.3 A certificate in writing under the hand of the President or any Vice President and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

          13.4 The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.


                          XIV.  TRANSMISSION OF SHARES

          14.1 In case of the death of a Member who is a natural person, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

          14.2 (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

          (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

          14.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

XV.  AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
LOCATION OR REGISTERED OFFICE & ALTERATION OF CAPITAL

          15.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and may, without restricting the generality of the foregoing:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

         (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

        (iii) by subdivision for its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum;

         (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

provided that for so long as the capital of the Company is divided into Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares, none of the matters contemplated by paragraphs (ii) or (iii) of this Article shall be effected by the Company unless (i) immediately following any such consolidation or subdivision, as the case may be, the ratio of the number of Class A Shares then outstanding to the number of Class B Shares then outstanding is equal to such ratio immediately preceding such consolidation or subdivision, as the case may be, and (ii) the effect thereof will result in an Equity Unit comprising a whole number of Class B Ordinary Shares and one-tenth of one share of TEC Preferred Stock. The number of Class B Ordinary Shares comprised in an Equity Unit immediately prior to such consolidation or subdivision shall be increased or decreased, as the case may be, to reflect such consolidation or subdivision immediately thereafter.

          (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

          (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund, provided that no such reduction may be made if as a result all of the Class B Ordinary Shares comprised in Equity Units will be cancelled unless prior to such reduction becoming effective the Board of Directors is satisfied that the shares of TEC Preferred Stock comprised in such Equity Units will be cancelled and any determination by the Board of

Directors that it is so satisfied shall be conclusive and binding.

          15.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

          15.3 Subject to the provisions of the Statute, the Company may by resolution of the Board of Directors change the location of its registered office.


             XVI.  CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

          16.1 For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make the determination of Members for any other proper purpose, the Board of Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

          16.2 In lieu of or apart from closing the register of Members, the Board of Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any dividend, the Board of Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date no later than the date of declaration as the record date for such determination.

          16.3 If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination for Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 XVII.  VOTING.

          17.1 Subject to the remaining provisions of these Articles, at each election for Directors at a General Meeting, each holder of an Ordinary Share entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of Directors or otherwise, is expressly prohibited. Election of Directors need not be by ballot. On all matters coming before the Members, other than the election of Directors, each issued and outstanding Ordinary Share shall be entitled to one
(1) vote.


                             XVIII.  GENERAL MEETING

          18.1 (a) The Company shall in each year of its existence hold a general meeting as its annual general meeting. The annual general meeting shall be held at such time and place as the Board of Directors shall appoint.

          (b) At each annual general meeting, the Directors to be elected at that meeting shall be elected for the applicable term or until their respective successors have been elected and have qualified.

          18.2 (a) Except as otherwise required by law, and subject to the terms for any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the Members of the Company may be called only by (i) the President of the Company or
(ii) the Board of Directors.

          (b) Any action required or permitted to be taken by the Members of the Company must be taken at a duly called annual or extraordinary general meeting of the Members of the Company and may not be taken by consent in writing or otherwise except by consent in writing signed by all Members having a right to vote with respect to such action.

          (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 18.2.


                        XIX.  NOTICE OF GENERAL MEETINGS

          19.1 Written notice of each meeting of the Members stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Member entitled to vote at such meeting. The notice of any extraordinary meeting of Members shall state the purpose or purposes for which the meeting is called. Business transacted at any extraordinary meeting shall be limited to the purposes stated in the notice.

          19.2 The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.


                      XX.  PROCEEDINGS AT GENERAL MEETINGS

          20.1 (a) No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. One or more Members present in person or by proxy holding at least a majority of the issued and outstanding shares of the Company entitled to vote at such meeting shall be a quorum. The Members present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of enough stockholders to leave less than a quorum.

          (b) An Ordinary Resolution shall require the vote of a majority of such shares as, being entitled to do so, vote in person or by proxy at any general meeting at which the required quorum is present in person or by proxy, voting together as a single class; provided that whenever Directors are to be elected at a general meeting, they shall be elected by a plurality of the votes cast in person or by proxy at the general meeting by the holders of shares entitled to vote.

          20.2 (a) Subject to the rights of holders of any class or series having a preference over the Ordinary Shares as to dividends or upon liquidation, if a Member desires to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Member's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Members, ninety
(90) days in advance of such annual general meeting, and (ii) with respect to an extraordinary general meeting, the close of business on the seventh (7th) day following the date on which notice of such meeting is first sent or given to Members. Each notice shall set forth (i) the name and address, as it appears on the books of the Company, of the Member who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Company which are beneficially owned by the Member; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the Company is then subject to such Regulation; and (vi) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.

          (b) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 20.2.

          20.3 The Chairman, if any, of the Board of Directors, or any Director designated by him, shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he or such designee shall not be present within one (1) hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

          20.4 If at any general meeting no Director is willing to act as Chairman or if no Director is present within one (1) hour after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

          20.5 The Chairman may, with the consent of any general meeting duly constituted hereunder, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

          20.6 At any general meeting a resolution put to the vote at the meeting shall be decided on a poll taken in such manner as the Chairman directs.

          20.7 Subject to the rights of holders of any class or series having a preference over the Ordinary Shares, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the Register.

          20.8 In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

          20.9 A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

          20.10 No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting or holds a valid proxy of such a Member or unless all calls or other sums presently payable in respect of the shares to be voted have been paid.

          20.11  Votes may be given either personally or by proxy.


                                  XXI.  PROXIES

          21.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

          21.2 The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile transmission of the signed proxy or upon receipt of telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

          21.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally revoked.

          21.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

          21.5 Any corporation which is a Member of record of the Company may in accordance with its Articles or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.


                                XXII.  DIRECTORS

          22.1 (a) There shall be a Board of Directors appointed by a plurality of the Members consisting of not less than three (3) nor more than fifteen (15) persons. The Board of Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the whole Board of Directors.

          (b) The Directors shall be divided into three classes, designated by Class I, Class II and Class III. At the 1996 annual general meeting of Members, Class I Directors shall be elected for a term expiring at the 1999 annual general meeting of Members, at the 1997 annual general meeting of Members, Class II Directors shall be elected for a term expiring at the 2000 annual general meeting and at the 1998 annual general meeting of Members, Class III Directors shall be elected for a term expiring at the 2001 annual general meeting of Members. At each succeeding annual general meeting of Members, successors to Directors whose terms expire at that annual general meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms.

          (c) If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Section 22.1, in no case shall that decrease shorten the term of any incumbent Director.

          (d) A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the

Board of Directors, however caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of Members for the year in which the term of the Director vacating office expires and until his successor shall have been elected and qualified. Any newly created directorship resulting from an increase in the number of Directors may be created in any Class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such Class expires.

          (e) One or more or all of the Directors of the Company may be removed only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of Members for which proper notice of the proposed removal has been given.

          (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of Members, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions. The aforesaid Directors and the Directors appointed under Section 23.1 shall together constitute the Board of Directors from time to time.

          (g) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with this Section 22.1.

          22.2 The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Directors or of a committee.

          22.3 A Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

          22.4 A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

          22.5  No membership qualification for Directors shall be required.

          22.6 A Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

          22.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.
A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

          22.8 A general notice that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Section 22.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.


                     XXIII.  POWERS AND DUTIES OF DIRECTORS

          23.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not, from time to time by the Statute or by these Articles required to be exercised or done by the Company in general meeting.

          23.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

          23.3 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

          23.4 The Board of Directors shall cause Minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of Committees of the Board of Directors.

          23.5 The Board of Directors on behalf of the Company may direct the payment of a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

          23.6 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

          23.7 The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.


                                XXIV.  COMMITTEES

          24.1 The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. Except as limited by the Statute, the Memorandum, these Articles of Association or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. A majority of all of the members of any such committee may elect the Chairman of such committee and may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, these Articles or the resolution establishing such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


                         XXV.  PROCEEDINGS OF DIRECTORS

          25.1 Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

          25.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President of the Company on twenty-four (24) hours' notice to each Director, either personally, by mail, telefax or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. Unless otherwise required by the Statute, the Memorandum, or these Articles, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          25.3 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the Board.

          25.4 All acts done by any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

          25.5 Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          25.6 A resolution in writing (in one or more counterparts) signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee as the case may be duly convened and held.


                      XXVI.  VACATION OF OFFICE OF DIRECTOR

          26.1  The office of a Director shall be vacated:

          (a) If he gives notice in writing to the Company that he resigns the office of Director;

          (b)  If he dies;

          (c)  If he is found to be or becomes of unsound mind; or

          (d)  If removed pursuant to Section 22.1.


                      XXVII.  CERTAIN BUSINESS COMBINATIONS

          27.1 In addition to any approval by Members required by the Statute or any other law of the Cayman Islands, the approval of the holders of at least a majority of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose, shall be required in order for the Company:

               (i)  to merge, consolidate or amalgamate with another company;

              (ii) to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

             (iii) to sell, lease or exchange all or substantially all of the assets of the Company;

provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act of 1933, as amended from time to time, of the United States of America.


                                  XXVIII.  SEAL

          28.1 The Company may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Company will have the authority to affix the seal to any document requiring it.


                                 XXIX.  OFFICERS

          29.1 The officers of the Company shall be appointed by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer, a President, Senior and Executive Vice Presidents and Vice Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may also choose such other officers and agents as it shall deem necessary or desirable and such persons shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors from time to time. Two or more offices may be held by the same person. None of the officers need be a Director or a Member of the Company. The compensation of all officers and agents of the Company shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his also being a Director. The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Company shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Directors for the unexpired portion of the term.

          29.2 A provision of the Statute or these Articles requiring or authorizing a thing to be done by a Director and an officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and officer.


                          XXX.  DIVIDENDS AND RESERVES

          30.1 Subject to the Statute, the Board of Directors may from time to time declare dividends on shares of the Company outstanding and authorize payment of the same out of the profits of the Company (realized or unrealized), share premium account, or any other account permitted by the Statute, and may from time to time pay to the Members such interim dividends, as appears to the Board of Directors to be permitted by the Statute.

          30.2 The Board of Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

          30.3 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

          30.4 The Board of Directors of the Company may declare and pay stock dividends to the extent permitted by the law (without the need for Member approval), provided that (a) stock dividends of Class B Ordinary Shares or Class C Ordinary Shares may be declared only on the Class B Ordinary Shares or Class C Ordinary Shares, respectively, and only if the Board of Directors simultaneously declares a stock dividend on each Class A Ordinary Share of a number of Class A Ordinary Shares equal to the number of Class B Ordinary Shares and Class C Ordinary Shares being so issued on each Class B Ordinary Shares and Class C Ordinary Share and (b) except as provided in Section 4.2, stock dividends of Class A Ordinary Shares may be declared only if the Board simultaneously declares either (i) a stock dividend on each Class B Ordinary Shares or Class C Ordinary Share of a number of Class B Ordinary Shares or Class C Ordinary Shares equal to the number of Class A Ordinary Shares then being issued on each Class A Ordinary Share or (ii) a stock dividend of an equal number of Class A Ordinary Shares on each Class A Ordinary Share and Class B Ordinary Shares or Class C Ordinary Share. No Class A Ordinary

Shares, Class B Ordinary Shares or Class C Ordinary Shares may be issued as stock dividends unless the effect would be to result in an Equity Unit containing a whole number of Class B Ordinary Shares and one-tenth of one share of TEC Preferred Stock. All Class B Ordinary Shares issued in connection with any stock dividend will be thereafter included in Equity Units.

          30.5 No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.


                              XXXI.  CAPITALIZATION

          31.1 The Company may upon the recommendation of the Board of Directors capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.


                                  XXXII.  AUDIT

          32.1 The accounts relating to the Company's affairs shall be audited in such manner, if at all, as may be determined from time to time by the Board of Directors.


                                XXXIII.  NOTICES

          33.1 Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, air courier, cable, facsimile transmission or telex to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail where practicable. Any such notice shall be deemed to have been effected on the date the letter containing the same is posted as aforesaid, or sent by air courier, cable, facsimile transmission or telex.

          33.2 A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joining holder first named on the register of Members in respect of the share.

          33.3 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

          33.4 Notice of every general meeting shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the register of Members as of the record date for such meeting except that in the case of joint holder the notice shall be sufficient if given to the joint holder first named in the register of Members;

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares of record where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

except as otherwise required by law or these Articles, no other person shall be entitled to receive notice of general meetings.


                  XXXIV.  INDEMNITY AND LIMITATION OF LIABILITY

          34.1 (a) The Company shall indemnify, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as, or having in the past acted as, a Director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, (including his serving for, on behalf of or at the request of the Company as a Director, officer employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company) against any expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law.

          (b) The Board of Directors may, notwithstanding any interest of the directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in Section 34.1(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Article XXXIV.

          (c) Directors of the Company shall have no personal liability to the Company or its Members for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its Members, or (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which a director derived an improper personal benefit.


          (d) The provisions of this Article XXXIV shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article XXXIV shall be deemed to be a contract between the Company and each director, officer, employee or agent who serves in such capacity at any time while this Article and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this
Article XXXIV shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions hereof. The rights of indemnification and advancement of expenses provided in this Article shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, vote of Members or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

                            XXXV.  BOOKS AND RECORDS

          35.1 In addition to any rights which may be conferred on Members by Statute, upon written demand under oath stating the purpose thereof, any Member may review for any proper purpose, during usual hours for business, the books and records of the Company, including without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member.


                               XXXVI.  WINDING UP

          36.1 In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, distribution or winding up, the full amounts to which they shall be entitled, and subject to
Article IV, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Member or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of the Company may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holders debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXXVII.  DEREGISTRATION

          37.1 (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

               (b) In furtherance of a resolution adopted pursuant to (a) above of this Regulation, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.


                              XXXVIII.  FISCAL YEAR

          38.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.


                         XXXIX.  AMENDMENTS OF ARTICLES

          39.1 Subject to the Statute, except as otherwise provided in these Articles, the Company may at anytime and from time to time by Special Resolution alter or amend these Articles in whole or in part.